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                                                                   EXHIBIT 23.1





The Board of Directors and Stockholders of


NATCO Group Inc.:


We consent to incorporation by reference in the registration statement (No. 333-71480) on Form S-8 of NATCO Group Inc., of our report dated February 19, 2003, relating to the consolidated balance sheets of NATCO Group Inc. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the three years ended December 31, 2002, which report appears in the December 31, 2002 Annual Report on Form 10-K of NATCO Group Inc.


                                              /s/ KPMG LLP

Houston, Texas


March 19, 2003